AMENDMENT NUMBER ONE
                       TO STOCK PURCHASE AGREEMENT



    This Amendment Agreement dated as of August 30, 1996 by and among HERRMIDIFIER COMPANY, INC., TRION, INC., PETER B.
ALEXANDER, RICHARD J. BLAKINGER, JOHN R. NULL, W. KENT KISE, JR.,
ROBERT B. CLEMENS and THE BLAKINGER FAMILY TRUST.

                           W I T N E S S E T H:

    WHEREAS, the parties hereto have executed and delivered a Stock Purchase Agreement dated as of July 31, 1996 (the "Stock Purchase Agreement") pursuant to which Trion, Inc. will acquire all of the outstanding capital stock of Herrmidifier Company, Inc.;

    WHEREAS, the parties desire to make certain amendments to the Stock Purchase Agreement as set forth herein;

    NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

    1. Defined Terms. All defined terms used herein shall have the meanings ascribed to such terms in the Stock Purchase
Agreement.

    2.   Amendments to Stock Purchase Agreement.  The Stock
Purchase Agreement is hereby amended as follows:

         a. The reference to "August 31, 1996" in the fifth line of Section 1.4(a) is hereby changed to "August 30, 1996".

         b. Section 9.1 of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

              "9.1 Survival of Representations.  All
         representations, warranties and covenants made by any party in this Agreement shall be deemed to have been made or given, as the case may be, as of the date hereof and as of the Closing Date and shall survive the Closing and any investigation at any time made by or on behalf of any party."
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         c.   The term "Reduction of Purchase Price" in the
    caption of Section 9.3 is hereby deleted.

         d. Section 9.3(a)(iii) is hereby amended to add the following subparagraph (3) after the phrase "July 1, 1995" and before the proviso beginning "provided that":

                   "or (3) relating to those items disclosed in
              the Phase I Environmental Site Assessment dated
              July 1996 of Cooper Environmental"

         e. The number "$3,000,000" in Section 9.3(a) is hereby deleted and replaced with the following:

                   "the fair value of the Trion Shares at the
              Closing Date based on the Average Price".

         f. Section 9.3(c)(iii) is hereby amended to read as follows:

                   "(iii) payments shall be paid in cash or
              Trion Shares".

         g. Section 9.3(c)(iv) is hereby amended to read in its entirety as follows:

                   "(iv)  Claims or potential Claims for
              indemnification under Section 9.3(a)(i) must be asserted by written letter giving notice of such Claim to the Stockholders delivered on or before the date of the auditor's report on the consolidated financial statements of Trion and its subsidiaries (including the Company) for the fiscal year ended December 31, 1996 (except that a Claim for indemnification for breach of the representations and warranties of the first paragraph of Section 4.1 or the second sentence of the second paragraph of Section 4.1 made by delivery of such written notice on or before the date one year from the Closing Date) and, upon such notice, the right to indemnification shall be preserved with respect to such Claims beyond such date"
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         h.   The following subparagraphs (x) and (xi) are added
    to Section 9.3(c):

                   "(x) Claims for indemnification under Section
              9.3(a)(iii)(3)(Environmental) must be made on or before the date five years following the Closing Date by written letter to the Stockholders and, upon such notice, the right to indemnification shall be preserved with respect to such Claims beyond such date.

                   (xi) Claims for indemnification under Section
              9.3(a)(ii) must be made on or before the date one year following the Closing Date by written letter to the Stockholders and, upon such notice, the right to indemnification shall be preserved with respect to such Claims beyond such date."

         i.   Section 9.3(d) is hereby deleted.

         j. No Other Amendment. Except as amended hereby, all of the terms and conditions of the Stock Purchase Agreement are hereby ratified and confirmed and remain in full force and effect.
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    IN WITNESS WHEREOF, the parties hereto as undersigned have set their hands and seals as of the day and year first above written.

                              TRION:

                              TRION, INC.


                              By:
                                   Name:
                                   Title:  President


                              COMPANY:

                              HERRMIDIFIER COMPANY, INC.


                              By:
                                   Name:
                                   Title:  President
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                                                           (SEAL)
                              Peter B. Alexander


                                                           (SEAL)
                              Richard J. Blakinger


                                                           (SEAL)
                              John R. Null


                                                           (SEAL)
                              W. Kent Kise, Jr.


                                                           (SEAL)
                              Robert B. Clemens


                              BLAKINGER FAMILY TRUST


                              By:
                                 Dan A. Blakinger, Trustee